Exhibit 32.1

GMH COMMUNITIES TRUST

CERTIFICATION REQUIRED BY

RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Gary M. Holloway, Sr., Chairman, President and Chief Executive Officer of GMH Communities Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1)           The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*        *        *

/s/ Gary M. Holloway, Sr.
Gary M. Holloway, Sr.
Chairman, President and Chief Executive Officer

Date: August 7, 2006